EXHIBIT 16.1

April 7, 2004

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Silverado Financial, Inc.
Commission File No. 000-31079

We have read the statements that we understand Silverado Financial Inc. will include in Item 4 of the Form 8-K/A report it will file regarding the recent change of auditors. We agree with such statements made regarding our firm.

We have no basis to agree or disagree with any other statement made in Item 4 of such report.

Sincerely,





/s/ James C. Marshall, C.P.A., P.C.
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    James C. Marshall, C.P.A., P.C.